    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1998.
                                                           REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ADVANCED RADIO TELECOM CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                             4812                      52-1869023
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

  500 108TH AVENUE NE, SUITE 2600, BELLEVUE, WASHINGTON 98004  (425) 688-8700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            THOMAS M. WALKER, ESQ.
                                GENERAL COUNSEL
                        500 108TH AVENUE NE, SUITE 2600
                          BELLEVUE, WASHINGTON  98004
                     (425) 688-8700 / (425) 990-1642 (FAX)
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                       COPIES OF ALL COMMUNICATIONS TO:

                              MARY E. WEBER, ESQ.
                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                            BOSTON, MA  02110-2624
                     (617) 951-7000 / (617) 951-7050 (FAX)
                        CALCULATION OF REGISTRATION FEE

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
==================================================================================================================================
   Title of Securities      Amount to be         Proposed maximum               Proposed maximum               Amount of
     to be registered        registered      offering price per share/(1)/  aggregate offering price/(1)/  registration fee/(2)/
----------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par         3,100,000              $14.6563                        $45,434,530                 $13,403.19
 value, $.001 (including
 Junior Preferred Stock
   Purchase Rights)
==================================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on April 13, 1998.
(2) An additional filing fee of $4,598.01 was previously paid for 1,475,000 shares registered for issuance under the Restated Equity Incentive Plan and the 1996 Non-Employee Directors Automatic Stock Option Plan under Registration Statement 333-21875. Of the $4,598.01, $4,364.08 represents the filing fee for the 1,400,000 shares registered for issuance under the Restated Equity Incentive Plan and $233.93 represents the filing fee for the 75,000 shares registered for issuance under the 1996 Non-Employee Directors Automatic Stock Option Plan.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to a total of 1,400,000 shares of the Registrant that are registered under Registration Statement on Form S-8 No. 333-21875, which was filed on February 14, 1997. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-8 No. 333-21875 pursuant to which any outstanding shares previously registered under Registration Statement on Form S-8 No. 333-21875 may be offered and sold, together with the securities registered hereunder, through the use of the combined Prospectus included herein. In the event any of such previously registered shares are offered and sold prior to the effective date of this Registration Statement, the amount of such shares will not be included in any Prospectus hereunder.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The Registrant hereby incorporates the following documents herein by reference:

          1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          2) The Company's Current Report on Form 8-K filed with the Commission on March 5, 1998.

          3) The description of the Company's Common Stock and Junior Preferred Stock Purchase Rights contained in the Company's Registration Statements on Forms 8-A and 8-A/A (File No. 000-21091) filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          The Registrant will provide without charge to each participant those documents containing information regarding the respective Plans required by Item 1 of the Form S-8 as specified by Rule 428(b). The Registrant will also provide without charge, upon the oral or written request of any particpant, a copy of any and all documents that have been incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents may be obtained by writing to Advanced Radio Telecom Corp., 500 108th Avenue, N.E., Suite 2600, Bellevue, Washington 98004 or by calling (425) 688-8700. In accordance with Rule 428 and the requirements of Part I of Form S-8, the Plans and any documents incorporated by reference are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Upon request, the Registrant shall furnish to the Commission or its staff a copy of copies of all of the above-referenced documents.

Item 4 .  Description of Securities.
          -------------------------

          Not required.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not required.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

          The Registrant's Certificate of Incorporation provides that the liability of the directors shall be eliminated to the fullest extent permissible by Section 102(b)(7) of the DGCL, as amended. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, as amended.

          Reference is made to the form of Indemnification Agreement incorporated by reference as Exhibit 10 to this Registration Statement for information regarding indemnification of directors and officers under certain circumstances.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The following exhibits are filed as a part of this Registration
Statement:

Exhibit
Number              Description
------              -----------

4.1                 --Specimen of Common Stock Certificate.(1)
4.2                 --Restated Equity Incentive Plan, as amended.(2)
4.3                 --1996 Non-Employee Directors Automatic Stock Option
                      Plan.(2)
4.4                 --1997 Equity Incentive Plan for Non-Employee Directors.(3)
5                   --Opinion of Ropes & Gray.
10                  --Form of Director Indemnification Agreement(1)
23.1                --Consent of Independent Accountants.
23.2                --Consent of Ropes & Gray (Included in Exhibit 5).
24                  --Powers of Attorney (contained on the Signature Page of
                      this Registration Statement).

(1) Previously filed with the Company's Registration Statement on Form S-1, effective November 5, 1996 (S.E.C. Reg. No. 333-04388) and incorporated by reference herein.

(2) Previously filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein.

(3) Previously filed with the Company's Registration Statement on Form S-8, filed on February 14, 1997 (S.E.C. Reg. No. 333-21875) and incorporated by reference herein.

Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on the 15th day of April, 1998.

                                   Advanced Radio Telecom Corp.


                                   By: /s/ Henry C. Hirsch
                                       -------------------------
                                   Title:  Chairman, Chief Executive Officer
                                           and Director

                              POWERS OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Henry C. Hirsch, Thomas A. Grina and Thomas M. Walker, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 15th day of April, 1998.

SIGNATURE                         TITLE                                DATE
---------                         -----                                --------------
/s/ Henry C. Hirsch               Chairman, Chief Executive Officer    April 15, 1998
----------------------------
Henry C. Hirsch                   and Director

/s/ Thomas A. Grina               Executive Vice President and         April 15, 1998
----------------------------
Thomas A. Grina                   Chief Financial Officer

/s/ Vernon L. Fotheringham        Vice-Chairman and Director           April 15, 1998
----------------------------
Vernon L. Fotheringham

/s/ James C. Cook                 Director                             April 15, 1998
----------------------------
James C. Cook

/s/ Mark C. Demetree              Director                             April 15, 1998
----------------------------
Mark C. Demetree

/s/ Andrew I. Fillat              Director                             April 15, 1998
----------------------------
Andrew I. Fillat

/s/ James B. Murray               Director                             April 15, 1998
----------------------------
James B. Murray

/s/ Alan Z. Senter                Director                             April 15, 1998
----------------------------
Alan Z. Senter